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                                                                      EXHIBIT 11

                                ENERGYSOUTH, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                THREE MONTHS            SIX MONTHS           TWELVE MONTHS
                                               ENDED MARCH 31,        ENDED MARCH 31,       ENDED MARCH 31,
                                            1998          1997       1998        1997       1998        1997
                                            ----          ----       ----        ----       ----        ----

BASIC EARNINGS PER SHARE: (1)

Earnings applicable to common stock       $ 4,791      $ 4,861     $ 6,779     $ 6,900     $ 8,005     $ 8,412

Weighted average common shares
    outstanding                             4,862        4,842       4,860       4,840       4,856       4,834

Basic earnings per share                  $  0.99      $  1.00     $  1.39     $  1.43     $  1.65     $  1.74


DILUTED EARNINGS PER SHARE: (1)

Earnings applicable to common stock       $ 4,791      $ 4,861     $ 6,779     $ 6,900     $ 8,005     $ 8,412

Weighted average common shares
    outstanding                             4,862        4,842       4,860       4,840       4,856       4,834

Incremental shares resulting from
    assumed exercise of stock options          67           39          68          32          56          25

Weighted average common shares
    outstanding, assuming dilution          4,929        4,881       4,928       4,872       4,912       4,859

Diluted earnings per share                $  0.97      $  1.00     $  1.38     $  1.42     $  1.63     $  1.73


(1) Restated to reflect three-for-two conversion of Mobile Gas common stock into EnergySouth common stock effective February 2, 1998. See Note 1 of Notes to Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.



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